Dollar Financial Corp. Announces Record Fiscal 2005 Second Quarter Operating Results;

Friday February 4, 6:31 pm ET

Comparable Store Sales Increased by 17.8% for the Second Quarter

BERWYN, Pa.--(BUSINESS WIRE)--Feb. 4, 2005--Dollar Financial Corp. (NASDAQ:DLLR) ("Dollar" or the "Company"), today announced its 2005 fiscal second quarter net income of $1.1 million compared to a net loss of $25.0 million for the same period in the prior year.

For the 2005 fiscal second quarter, the Company achieved record revenues of $72.4 million as compared to $60.8 million for the same period in the prior year. This represents an increase of 19.1% or $11.6 million. Key growth drivers for the second quarter include a $6.7 million or 28.0% increase in net consumer lending revenues and a $3.3 million or 11.3% increase in check cashing revenues for the quarter to $32.7 million. Comparable store sales increased by 17.8% or $10.8 million compared to the second quarter of the previous year. The Company's international operations realized a 30.0% or $10.2 million increase in revenues compared to the prior year's quarter, while the U.S. operations realized an increase in revenues of 5.3% or $1.4 million.

Company funded loan originations were $179.3 million for the second quarter representing an increase of 45.9% or $56.4 million compared to $122.9 million for the same period in the prior year. Increases in loan origination volumes were evident across all markets. Net charge offs on company funded consumer loans as a percentage of total company funded consumer loan originations were 2.5% for the second quarter compared to 2.1% for the same period in the prior year. This increase is primarily attributable to our Canadian market where we have extended increased credit terms to certain of our customers. The face amount of the average check cashed was $418 for the second quarter, an increase of 12.4% compared to $372 for the prior year. The average fee per check increased 13.8% to $15.49 for the second quarter compared to $13.61 for the same period in the prior year.

The Company's record revenues and continuing emphasis on cost control and achieving operating efficiencies resulted in a decrease in store and regional expenses, as a percentage of revenues, to 60.5% for the second quarter, down from 65.4% for the same period in the prior year. The decrease was primarily attributable to reduced salaries and benefits, which decreased 1.5 percentage points, and a decrease in professional fees of 1.6 percentage points.

Corporate expenses for the second quarter of fiscal 2005 increased by $4.0 million over the second quarter of the previous year to $11.1 million. The increase is primarily attributable to salaries, benefits, and incentives attributable to growth of the Company's foreign operations as well as the addition of "bench" strength positions to support the continuing expansion of our store base and breadth of products and services. In addition, foreign currency costs associated with the revaluation of U.S. dollar denominated debt held by the Company's U.K. subsidiary resulted in a net benefit to the fiscal 2004 second quarter of $650,000. Also, the Company expensed $600,000 in the current quarter related to the termination of a deferred compensation plan.

Income before income taxes was $6.4 million for the three months ended December 31, 2004 compared to a loss of $6.5 million for the same period for the prior year. The loss in the prior year included $8.9 million of expenses associated with the refinancing of a portion of the Company's long term debt. In addition, the Company's debt refinancing, in November 2003, resulted in lower income tax expense for the second quarter of fiscal 2005 compared to the same period for the prior year.

The fully diluted earnings per share was $0.10 per share for the three months ended December 31, 2004, compared to a loss of $2.28 per share for the quarter ending December 31, 2003.

The Company had 1,130 retail locations as of December 31, 2004. In the fiscal 2005 second quarter, the Company opened a total of 15 stores, of which 10 were company-operated stores and 5 were the Company's first domestic franchise stores, which are located in Portland, Oregon. On February 1, 2005 the Company announced it had acquired 17 stores in the U.K. and 24 stores in Louisiana in two separate transactions. Total consideration for these stores was $12.5 million and the Company will make additional payments of up to $2.9 million if the purchased businesses reach certain operating targets.

Commenting on the results, Jeff Weiss, the Company's Chairman and Chief Executive Officer stated, "The quarterly results are a clear indication that we continue to provide our under-banked customers with an unprecedented level of choice, value, and convenience. We are very excited about our continued ability to grow both our domestic and international operations. We will continue to focus our efforts on expanding our store locations and product offerings, controlling costs, enhancing our technology platform, and maintaining our key lending ratios."

 Summary of Second Quarter Key Accomplishments

o    Increased revenues by 19.1% or $11.6 million to $72.4 million.
o Increased net consumer lending revenues by $6.7 million or 28.0% compared to the same period in the prior year.
o Increased comparable store sales by $10.8 million or 17.8% compared to the same period in the prior year.
o Realized a 30.0% increase in revenues for the Company's international operations to $44.3 million for the second quarter of 2005, compared to $34.1 million for the same period in the prior year.
o Opened 15 store locations, of which 3 are located in Canada, 5 are in the U.K., 2 are in the U.S. and 5 are the Company's first domestic franchise stores, which are located in Portland, Oregon.
o Decreased store and regional expenses as a percentage of revenues by 4.9 percentage points, to 60.5% compared to 65.4% for the same period in the prior year.

Summary of Six Months

Results Revenues for the six months ended December 31, 2004, were $138.5 million representing an increase of 17.6% versus $117.8 million for the same period in the prior year. Consumer lending revenues increased by 27.8% for the six months period versus the same period in the prior year, while check cashing revenue grew by 9.7% over the same period in the prior year. Net income for the first two quarters was $1.0 million, which compares favorably to the previous year loss of $27.6 million.

Investors Call Planned

There is an investor's conference call scheduled for Monday, February 7, 2005 at 4:00 p.m. Eastern Time to discuss the financial results for the fiscal year 2005 second quarter ended December 31, 2004. Investors can participate in the call by dialing 800-857-0613 (U.S. and Canada) or 517-623-4458 (International); use the confirmation code "Dollar". For your convenience, the conference call is available via webcast by accessing our website and using conference number 3089053 and pass code "Dollar". Hosting the call will be Jeff Weiss, Chairman and CEO, Don Gayhardt, President, and Randy Underwood, Executive Vice President and CFO. Information about the Company can be found on its website at www.dfg.com.

Forward Looking Statement

This release contains forward-looking statements regarding the Company's estimated performance for historical periods. Actual results for such periods may materially differ. Such forward-looking statements involve risks and uncertainties, including risks related to depository institutions and of changing market conditions in the overall economy and the industry, consumer demand, the opening of new stores, the success of the Company's acquisition strategy and other factors detailed from time to time in the Company's annual and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                        DOLLAR FINANCIAL CORP.
            INTERIM UNAUDITED CONSOLIDATED BALANCE SHEETS
          (In thousands except share and per share amounts)

                                                    June 30,  Dec. 31,
                                                   --------- ---------
                                                      2004      2004
                                                   --------- ---------
Assets
  Cash and cash equivalents                         $69,270   $88,116
  Loans receivable:
      Loans receivable                               32,902    39,346
      Less: Allowance for loan losses                (2,315)   (2,621)
                                                   --------- ---------
  Loans receivable, net                              30,587    36,725
  Other consumer lending receivables                  7,404     8,705
  Prepaid expenses and other receivables and
   income taxes receivable                           14,292    15,045
  Deferred tax assets, net of valuation allowance
   of $24,474 and $31,246                                 -       163
  Notes and interest receivable-officers              5,054     5,261
  Property and equipment, net of accumulated
   depreciation of $49,540 and $56,895               27,965    29,673
  Goodwill and other intangibles, net of
   accumulated amortization of $22,449 and $23,322  149,118   157,167
  Debt issuance costs, net of accumulated
   amortization of $987 and $1,836                   11,428    10,607
  Other                                               4,219     4,726
                                                   --------- ---------
                                                   $319,337  $356,188
                                                   ========= =========
Liabilities and shareholders' deficit
  Accounts payable                                  $15,863   $16,375
  Foreign income taxes payable                        5,979     5,294
  Accrued expenses and other liabilities             17,854    22,302
  Accrued interest payable                            5,525     5,172
  Revolving credit facilities                             -    11,000
  9.75% Senior Notes due 2011                       241,176   241,096
  16.0% Senior Notes due 2012                        42,070    45,554
  13.95% Senior Subordinated Notes due 2012          41,652    44,661
  Other long-term debt                                  105        55
  Shareholders' deficit:
   Common stock, $.001 par value: 55,000,000
    shares authorized; 11,025,001 shares issued
    at June 30, 2004 and December 31, 2004               11        11
   Additional paid-in capital                        61,470    61,470
   Accumulated deficit                             (120,916) (119,874)
   Accumulated other comprehensive income            13,813    28,337
   Treasury stock at cost; 59,222 shares at June
    30, 2004 and December 31, 2004                     (956)     (956)
   Management equity loan                            (4,309)   (4,309)
                                                   --------- ---------
  Total shareholders' deficit                       (50,887)  (35,321)
                                                   --------- ---------
                                                    $319,337  $356,188
                                                   ========= =========

                        DOLLAR FINANCIAL CORP.
       INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands except per share amounts)

                          Three Months Ended      Six Months Ended
                             December 31,           December 31,
                       -----------------------------------------------
                          2003        2004        2003        2004
                       ----------- ----------- ----------- -----------

Revenues:
  Check cashing           $29,419     $32,733     $57,541     $63,095
  Consumer lending:
    Fees from consumer
     lending               31,041      39,519      60,207      76,745
    Provision for loan
     losses and
     adjustment to
     servicing revenue     (7,023)     (8,772)    (14,422)    (18,209)
                       ----------- ----------- ----------- -----------
  Consumer lending, net    24,018      30,747      45,785      58,536
  Money transfer fees       3,248       3,685       6,329       7,193
  Other                     4,077       5,221       8,097       9,719
                       ----------- ----------- ----------- -----------
Total revenues             60,762      72,386     117,752     138,543
                       ----------- ----------- ----------- -----------

Store and regional
 expenses:
  Salaries and benefits    18,707      21,217      37,484      41,054
  Occupancy                 4,885       5,603       9,749      10,994
  Depreciation              1,490       1,810       2,938       3,553
  Returned checks, net
   and cash shortages       2,347       2,736       4,885       5,217
  Telephone and
   telecommunication        1,431       1,434       2,993       2,868
  Advertising               1,924       2,272       3,542       5,095
  Bank charges                787         977       1,890       1,912
  Armored carrier
   services                   751         889       1,480       1,714
  Other                     7,428       6,887      12,843      13,793
                       ----------- ----------- ----------- -----------
Total store and
 regional expenses         39,750      43,825      77,804      86,200
                       ----------- ----------- ----------- -----------

Corporate expenses          7,126      11,104      14,367      20,648
Management fees               287         251         537         528
Losses (gain) on store
 closings                      61        (142)        121         (56)
Other depreciation and
 amortization                 914       1,159       1,872       2,102
Interest expense, net      10,250       9,802      19,434      19,471
Loss on extinguishment
 of debt                    8,855           -       8,855           -
                       ----------- ----------- ----------- -----------

(Loss) income before
 income taxes              (6,481)      6,387      (5,238)      9,650
Income tax provision       18,492       5,254      22,336       8,608
                       ----------- ----------- ----------- -----------

Net income (loss)        ($24,973)     $1,133    ($27,574)     $1,042
                       =========== =========== =========== ===========


Net (loss) income per share:
      Basic                ($2.28)      $0.10      ($2.51)      $0.10
      Diluted              ($2.28)      $0.10      ($2.51)      $0.09

Weighted average number of common shares outstanding:
      Basic            10,965,778  10,965,778  10,965,778  10,965,778
      Diluted          10,965,778  11,367,574  10,965,778  11,367,574

EBITDA Reconciliation

Adjusted EBITDA is not an item prepared in accordance with GAAP. Adjusted EBITDA is earnings before interest expense, income tax provision, depreciation, amortization and other items described below. Dollar presents Adjusted EBITDA as an indication of operating performance and its ability to service its debt and capital expenditure requirements. Adjusted EBITDA does not indicate whether Dollar's cash flow will be sufficient to fund all of its cash needs. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities, or other measures of operating performance or liquidity determined in accordance with GAAP. Dollar believes that Adjusted EBITDA amounts should be reviewed by prospective investors because Dollar uses them as one means of analyzing its ability to service its debt and capital expenditure requirements, and Dollar understands that they are used by some investors as one measure of a Company's historical ability to service its debt and capital expenditure requirements. Not all companies calculate EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. The tables below reconcile net income as reported on Dollar's unaudited Statements of Operations to unaudited Adjusted EBITDA (dollars in thousands):

                                 Three Months Ended  Six Months Ended
                                    December 31,       December 31,
                                 -------------------------------------
                                   2003     2004      2003     2004
                                 --------- -------- --------- --------
Net (loss) income                $(24,973) $ 1,133  $(27,574) $ 1,042
Add:
Loss (gain) on store closings          61     (142)      121      (56)
Depreciation and amortization       2,404    2,969     4,810    5,655
Interest expense                   10,250    9,802    19,434   19,471
Management Fees                       287      251       537      528
Foreign currency (gain) loss         (250)     473      (303)     598
Income tax provision               18,492    5,254    22,336    8,608
Loss on extinguishment of debt      8,855        -     8,855        -
                                 --------- -------- --------- --------
Adjusted EBITDA                  $ 15,126  $19,740  $ 28,216  $35,846
                                 ========= ======== ========= ========


                        Dollar Financial Corp.
                 Unaudited Selected Statistical Data

                               Three Months Ended   Six Months Ended
                                   December 31,        December 31,
                               ------------------- -------------------
                                  2003      2004      2003      2004
                               --------- --------- --------- ---------

Consolidated Store Count
   Beginning                      1,080     1,122     1,084     1,110
   Opened                             3        10         5        21
   Acquired                           -         4         -         5
   Closed or Sold                     -         8         1         8
   Franchise, net                    17         2        12         2
                               --------- --------- --------- ---------
   Ending                         1,100     1,130     1,100     1,130
                               ========= ========= ========= =========


Company-Operated Store Count
   Beginning                        625       650       624       638
   Opened                             3        10         5        21
   Acquired                           -         4         -         5
   Closed or Sold                     -         8         1         8
                               --------- --------- --------- ---------
   Ending                           628       656       628       656
                               ========= ========= ========= =========


Franchise Store Count
   Beginning                        455       472       460       472
   Net change                        17         2        12         2
                               --------- --------- --------- ---------
   Ending                           472       474       472       474
                               ========= ========= ========= =========

                        Dollar Financial Corp.
                  Unaudited Selected Statistical Data

                               Three Months Ended   Six Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2003      2004      2003      2004
                               --------- --------- --------- ---------

Check Cashing Data
 (Consolidated)
  Face amount of checks cashed
   (in millions)               $    804  $    883  $  1,574  $  1,699
  Number of checks cashed (in
   thousands)                     2,162     2,113     4,259     4,195
  Face amount of average check $    372  $    418  $    370  $    405
  Average fee per check cashed $ 13.61 $ 15.49 $ 13.51 $ 15.04 Net write-offs of returned
   checks (in thousands)       $  1,992  $  2,414  $  4,131  $  4,640
  Net write offs as a
   percentage of check cashing
   revenue                          6.8%      7.4%      7.2%      7.4%

Consumer Loan Data -
 Originations
  U.S. company funded consumer
   loan originations           $ 15,928  $ 18,507  $ 30,196  $ 37,069
  Canadian company funded
   consumer loan originations    80,364   118,027   155,938   225,168
  U.K. company funded consumer
   loan originations             26,584    42,780    53,023    85,478
                               --------- --------- --------- ---------
  Total company funded
   consumer loan originations  $122,876  $179,314  $239,157  $347,715
                               ========= ========= ========= =========

Consumer Loan Data - Net
 Revenues
  Servicing revenues, net      $ 11,905  $ 13,868  $ 23,318  $ 26,018
  U.S. company funded consumer
   loan revenues                  2,316     2,708     4,472     5,484
  Canadian company funded
   consumer loan revenues         7,920    12,522    14,682    24,019
  U.K. company funded consumer
   loan revenues                  4,574     6,323     8,806    12,359
  Provision for loan losses on
   company funded loans          (2,697)   (4,674)   (5,493)   (9,344)
                               --------- --------- --------- ---------
  Total consumer lending
   revenues, net               $ 24,018  $ 30,747  $ 45,785  $ 58,536
                               ========= ========= ========= =========

  Gross charge-offs of company
   funded consumer loans       $ 11,005  $ 16,476  $ 22,190  $ 32,554
  Recoveries of company funded
   consumer loans                (8,392)  (11,912)  (16,706)  (23,380)
                               --------- --------- --------- ---------
  Net charge-offs on company
   funded consumer loans       $  2,613  $  4,564  $  5,484  $  9,174
                               ========= ========= ========= =========

  Gross charge-offs of company
   funded consumer loans as a
   percentage of total company
   funded consumer loan
   originations                     9.0%      9.2%      9.3%      9.4%
  Recoveries of company funded
   consumer loans as a
   percentage of total company
   funded consumer loan
   originations                     6.9%      6.7%      7.1%      6.8%
  Net charge-offs on company
   funded consumer loans as a
   percentage of total company
   funded consumer loan
   originations                     2.1%      2.5%      2.2%      2.6%



Contact:
     Dollar Financial Corp.
     Donald F. Gayhardt, 610-640-5925

Source: Dollar Financial Corp.